UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 ______________________

Date of Report (Date of earliest event reported): July 30, 2014

TYCO INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836
(Commission File Number)

Victor von Bruns-Strasse 21
CH-8212 Neuhausen am Rheinfall, Switzerland
(Address of Principal Executive Offices, including Zip Code)
41-52-633-02-44
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________________________________

Item 8.01	Other Events.

On July 30, 2014, George R. Oliver, Chief Executive Officer of Tyco International Ltd. (the “Company”) entered into a Rule 10b5−1 trading plan with respect to 271,037 shares of Company stock issuable upon exercise of option awards scheduled to expire in 2016 and 2017. The trading plan, executed during the Company’s most recent open trading window, becomes effective on September 4, 2014. Under the plan, the options are expected to be exercised and the underlying shares expected to be sold in the open market on a monthly basis over a one-year period, regardless of whether Mr. Oliver becomes aware of any material non-public information concerning the Company.

Mr. Oliver entered into the plan as part of his personal long-term financial and tax planning strategy and to provide for an orderly liquidation of the options prior to their expiration. Assuming that all of Mr. Oliver’s options are exercised and the underlying shares are sold, Mr. Oliver would remain well above the minimum stock ownership thresholds established by the Company’s Board of Directors. Any transactions under the 10b5-1 plan will be publicly reported through Form 144 and Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ Andrea Goodrich
Andrea Goodrich
Vice-President and Corporate Secretary

Date: July 30, 2014

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